EXHIBIT 10.3
MEDIS TECHNOLOGIES LTD.
2007 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

AGREEMENT, dated as of [_____] [__], 2007, between Medis Technologies Ltd., a Delaware corporation (the “Company”), and [__________] (the “Grantee”).

W I T N E S S E T H:

WHEREAS, as of April 18, 2007, the Company adopted the Medis Technologies Ltd. 2007 Equity Incentive Plan (the “Plan”), which Plan authorizes, among other things, the grant of options to purchase shares of common stock, $.01 par value (“Common Stock”), of the Company to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Compensation Committee, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the option documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1  Definitions.  Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2  Grant of Option. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Grantee, as of date hereof, an option (the “Option”) to purchase from the Company all or any part of an aggregate number of [_____] shares of Common Stock (the “Optioned Shares”)

3  Vesting. Subject to such further limitations as are provided in the Plan and as set forth herein, the Option shall become exercisable at a per share price of $[_____] (“Exercise Price”), the Grantee having the right hereunder to purchase from the Company the indicated number of Optioned Shares upon exercise of the Option, on and after such dates, in cumulative fashion:

Exercise Date	Non−Qualified Stock Options	Incentive Stock Options	102 Capital Gains Track Option Award (with Trustee) (Israel)	102 Ordinary Income Track Option Award (with Trustee) (Israel)	102 Non- Trustee Option Award (Israel)	3(9) Option Award (Israel)

Only those Optioned Shares indicated above as “Incentive Stock Options” are intended by the parties hereto to be, and be treated as, “incentive stock options” (as such term is defined under Section 422 of the Code). The Option may not be exercised with respect to less than 100 Optioned Shares (or the Optioned Shares then subject to purchase under the Option, if less than 100 shares) or for any fractional shares.

4  Termination of Option. (a)  The Option, to the extent not previously exercised, shall terminate and become null and void on [_____][__], 20[__] (the “Option Expiration Date”).

(b)  Subject to the provisions of Section 5 hereof, and except as otherwise provided in this Section 4, upon the Grantee’s ceasing for any reason to be employed by the Company or a Subsidiary (such occurrence being a “termination of the Grantee’s employment”), the Option, to the extent not previously exercised, shall terminate and become null and void three (3) months after such termination of the Grantee’s employment, or upon the Option Expiration Date, whichever occurs first.

(c)  Subject to the provisions of Section 5 hereof, if the Grantee has been continuously employed with the Company or a Subsidiary for six (6) years or more, upon a termination of the Grantee’s employment (other than for Cause), the Option, to the extent not previously exercised, shall terminate and become null and void on the Option Expiration Date; provided, however, that to the extent the Options are Incentive Stock Options, the Options (to such an extent) shall cease to constitute Incentive Stock Options to the extent that such Options are exercised more than three (3) months after the termination of the Grantee’s employment.

(d)  Upon a termination of the Grantee’s employment for Cause or if following the Grantee’s termination of employment, circumstances arise or are discovered with respect to the Grantee that would have constituted Cause for termination of employment, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee’s employment (or when such circumstances arise or are discovered).

(e)  Subject to the provisions of Section 5 hereof, and except as otherwise provided in this Section 4 (other than Section 4(b)), upon a termination of the Grantee’s employment by reason of permanent disability (within the meaning of Section 22(e)(3) of the Code) or by reason of the death of the Grantee, the Option, to the extent not previously exercised, shall terminate and become null and void twelve (12) months after such termination of the Grantee’s employment, or upon the Option Expiration Date, whichever occurs first.

5  Exercisability. (a)  Upon a termination of the Grantee’s employment, the Option shall be exercisable only to the extent that the Option is vested and is in effect on the date of such termination of the Grantee’s employment.

(b)  To the extent exercisable, the Option may be exercised by a legal representative on behalf of the  Grantee in the event of such permanent disability, or, in the case of the death of the Grantee, by the estate of the Grantee or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Grantee.

6  Manner of Exercise. (a)  The Option may be exercised in full at one time or in part from time to time for the number of Optioned Shares then exercisable by giving written notice, signed by the person exercising the Option, to the Company, stating the number of Optioned Shares with respect to which the Option is being exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice.

(b)  Full payment by the Grantee of the Exercise Price for the Optioned Shares purchased shall be made on or before the exercise date specified in the notice of exercise by delivery of (i) cash or a check payable to the order of the Company in an amount equal to such Exercise Price, (ii) shares of Common Stock owned by the Grantee having a Fair Market Value equal in amount to such Exercise Price, or (iii) any combination of the preceding clauses (i) and (ii).

(c)  The Company shall be under no obligation to issue any Optioned Shares unless the person exercising the Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and substance to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring such Optioned Shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Optioned Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law.

(d)  Upon exercise of the Option in the manner prescribed by this Section 6, delivery of a certificate for the Optioned Shares then being purchased shall be made at the principal office of the Company to the person exercising the Option within a reasonable time after the date of exercise specified in the notice of exercise.

7  Non−Transferability of Option. The Option shall not be assignable or transferable by the Grantee other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Grantee only by the Grantee. The Option shall terminate and become null and void immediately upon the bankruptcy of the Grantee, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

8  No Special Employment Rights. Neither the granting of the Option nor its exercise shall be construed to confer upon the Grantee any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence as of the date hereof.

9  Tax Consequences.  (a)  All tax consequences under any Applicable Law which may arise from the grant of this Option or the exercise thereof, the sale or disposition of any shares granted hereunder or issued upon exercise of this Option or from any other action of the Grantee in connection with the foregoing shall be borne and paid solely by the Grantee, and the Grantee shall indemnify the Company, and its Subsidiaries and Affiliates, and shall hold them harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Grantee agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company.  The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving or exercising this Option.  The Company does not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

(b)           The Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Option granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

(c)           To the extent a 102 Option Award is designated above, you declare and acknowledge: (i) that you fully understand that Section 102 of the Israeli Income Tax Ordinance and the rules and regulations enacted thereunder apply to the Options specified in this Agreement and to you; and (ii) that you understand the provisions of Section 102, the tax track chosen and the implications thereof. With respect to Options granted under Section 102, the terms of such Options shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee, as well as the requirements of the Israeli Income Tax Commissioner. The grant of Options hereunder is further conditioned upon the Grantee signing all documents requested by the Company or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at the Company’s offices.

10  No Rights of Stockholder. The Grantee shall not be deemed for any purpose to be a stockholder of the Company with respect to the Option except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the Grantee.

11  Amendment. Subject to the terms and conditions of the Plan, the Board or a committee appointed by the Board to administer the Plan (the “Committee”), whichever shall then have authority to administer the Plan, may amend this Agreement with the consent of the Grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

12  Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

13  Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

14  Acknowledgement.  The Grantee acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

15  Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

MEDIS TECHNOLOGIES LTD. By: ____________________________________ Name: Title: GRANTEE: _________________________________________ Name:

Exhibit A

2007 Equity Incentive Plan